Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO THE LOAN AGREEMENT (this “Second Amendment”), dated and effective as of December 29, 2022, amends the Loan Agreement dated as of July 1, 2021 and amended on June 29, 2022 by and between Smart For Life, Inc., a Delaware corporation (“SFL” or the “Company”), and Diamond Creek Capital, LLC, a Delaware limited liability company (“Lender”) (as amended, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement (as defined below).

WHEREAS, the Lender, and the Company (formerly, Bonne Santé Group, Inc.), Doctors Scientific Organica, LLC, a Florida limited liability company (“DSO”), Bonne Santé Natural Manufacturing, Inc., a Florida corporation (“BSNM”), Nexus Offers, Inc., a Florida corporation (“Nexus”), GSP Nutrition, Inc., a Florida corporation (“GSP”) and Ceautamed Worldwide, LLC, a Florida limited liability company (“Ceautamed’) and together with the Company, DSO, BSNM, Nexus, and GSP, the “Borrower”), are parties to (i) the Loan Agreement dated July 1, 2021 and amended on June 29, 2022, and (ii) Security Agreement dated July 1, 2021 (the “Security Agreement” and together with the promissory note and any other agreements relating thereto, the “Loan Agreements”).

I. RECITALS

II. WHEREAS, Borrower and Lender desire to amend certain terms of the Loan Agreement;

III. WHEREAS, the Borrower currently has an outstanding principal balance of $1,125,000 in Loans under the Loan Agreement identified above as of December 31, 2022; accrued and unpaid interest on such Loans of $14,531.25 through and including December 31, 2022; and an outstanding Monitoring Fee in the amount of $1,000.00 as of December 31, 2022.

IV. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Section 1.01 of the Loan Agreement is hereby amended to delete and replace the following definition:

“Maturity Date” means the earlier of (a) July 1, 2023, and (b) such earlier date on which the Loan is due and payable (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of this Agreement.”

2. Waiver and Amendments. Lender shall agree to waive the financial covenants specified in Section 2.04 (d) EBITDA Deficit and Section 5.02 (n) Funded Debt/EBITDA Ratio of the Loan Agreement for all of the Borrower’s 2022 fiscal year. Furthermore, Borrower and Lender agree to amend the subject covenants in tandem with the execution of the Second Amendment. Section 2.04 (d) EBITDA Deficit of the Loan Agreement shall be amended as follows: While any principal under this Agreement is outstanding, the aggregate Funded Debt shall not exceed three (3) times the annualized three (3) month EBITDA of Borrower, as measured on a quarterly basis 30 days after each calendar quarter (commencing on March 31, 2023), based on the annualized 3 month period ending on the last day of such calendar quarter. In the event any such measurement reveals an aggregate outstanding Funded Debt in excess of the limit set forth above (“EBITDA Deficit”), the Borrower shall make a prepayment against the outstanding principal amount under this Agreement equal to the EBITDA Deficit, within 30 days of the EBITDA Deficit measurement. For the avoidance of doubt, EBITDA shall be calculated on an annualized run rate basis during the duration of the Second Amendment.

Section 5.02 (n) Funded Debt/EBITDA Ratio of the Loan Agreement shall be amended as follows: Borrower shall not permit the aggregate Funded Debt during the annualized three (3) month period to exceed three (3) times the annualized trailing three (3) month EBITDA of Borrower, as measured on a quarterly basis on and after March 31, 2023. For the avoidance of doubt, EBITDA shall be calculated on an annualized run rate basis during the duration of the Second Amendment.

3. Extension, Waiver and Amendment Fee. Lender shall receive an aggregate Extension, Waiver and Amendment Fee in the amount of $30,000.00 for agreeing to extend the Loans, waive the subject financial covenants for Borrower’s entire 2022 fiscal year, and agree to the aforementioned amendments. Lender and Borrower agree that the Waiver Fee will be paid concurrent with the execution of the Second Amendment.

4. Reaffirmation. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement. Borrower confirms that after giving effect to this Amendment, an Event of Default has not occurred and is not continuing.

5. Loan Agreement. Except as expressly amended and modified by this Second Amendment (and any prior amendments), the Loan Agreement shall remain in full force and effect.

6. Counterparts. This Second Amendment may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronic mail transmission, and each of which will be deemed to be an original of this Amendment, and all of which, when taken together, shall be deemed to constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered as of the date first above written.

BORROWER:		LENDER:

Smart for Life, Inc.,		Diamond Creek Capital, LLC

a Delaware corporation		a Delaware limited liability company

By:	/s/ Alfonso J. Cervantes, Jr.	By:	/s/ Thomas Harrison
Name:	Alfonso J. Cervantes, Jr.	Name:	Thomas Harrison
Title:	Executive Chairman	Title:	Managing Partner

Bonne Santé Natural Manufacturing, Inc., a Florida corporation

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Doctors Scientific Organica, LLC,

a Florida limited liability company

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

3